Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports First Quarter 2026 Financial Results
McLean, Virginia — April 28, 2026
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the first quarter of 2026.
First Quarter 2026 Financial Highlights (Three Months Ended March 31, 2026):
•Consolidated Net Income: $7.1 million
•Earnings Per Share: $1.08 per basic and diluted common share outstanding
•Return on Average Equity: 16.56% (on an annualized basis)
•Return on Average Assets: 1.59% (on an annualized basis)
•Book Value Per Share: $26.65
Financial Performance
For the quarter ended March 31, 2026, the Company reported net income of $7.1 million, compared to $5.3 million for the quarter ended December 31, 2025 and $5.6 million for the quarter ended March 31, 2025. Earnings per share was $1.08 for the quarter ended March 31, 2026, compared to $0.81 for the quarter ended December 31, 2025 and $0.85 for the quarter ended March 31, 2025.
The Company’s consolidated total deposits were $1.7 billion at March 31, 2026, compared to $1.6 billion at December 31, 2025 and March 31, 2025. IntraFi Cash Service® (ICS®) One-Way Sell® deposits moved off the Company’s balance sheet were $595.0 million at March 31, 2026, compared to $359.9 million at December 31, 2025 and $93.2 million at March 31, 2025. The increases were driven by changes in political organization deposit balances, as defined in the Company’s public filings, as well as growth in other deposit categories, such as 501(c)(4) social welfare organization deposits. Our political depositors typically exhibit heightened activity during the quarters leading up to a federal election, contributing to the increase in balance sheet deposits and One-Way Sell® deposits as of March 31, 2026 compared to December 31, 2025 and March 31, 2025.
Net income was $7.1 million for the quarter ended March 31, 2026, compared to $5.3 million for the quarter ended December 31, 2025. The change was primarily due to a $1.4 million increase in net interest income, coupled with a $1.3 million increase in deposit placement services. In addition, credit loss recaptures, which totaled $379 thousand during the first quarter of 2026 compared to $19 thousand during the fourth quarter of 2025, also contributed to the increase in net income. These components more than offset an $841 thousand increase in noninterest expense, driven by increased professional services costs.

Net income for the quarter ended March 31, 2026, was $1.5 million higher compared to the quarter ended March 31, 2025. This increase was primarily attributable to a $1.5 million increase in deposit placement services and a $1.1 million improvement in net interest income, with an offsetting $1.3 million increase in noninterest expense.
Book Value Per Share
As of March 31, 2026, book value per share was $26.65, compared to $25.79 at December 31, 2025 and $23.09 at March 31, 2025.
Net income in the first quarter of 2026 drove a $5.7 million increase in stockholders’ equity, but was partially offset by a $1.4 million increase in accumulated other comprehensive loss, reflecting reduced fair values across a higher balance of available for sale investment securities.
The year-over-year increase in stockholders’ equity of $23.4 million was driven by $21.7 million in earnings retained during the period and a $1.7 million reduction in accumulated other comprehensive loss. The reduction reflected higher fair values for available for sale investment securities, primarily due to lower short- and intermediate-term U.S. Treasury interest rates and the pull-to-par effect as certain securities neared maturity.
Interest Income and Net Interest Margin
Net interest income for the first quarter of 2026 was $14.9 million, compared to $13.6 million in the fourth quarter of 2025 and $13.8 million in the first quarter of 2025. The net interest margin was 3.41% in the first quarter of 2026, compared to 3.26% in the fourth quarter of 2025 and 3.56% in the first quarter of 2025.
The $1.4 million increase in net interest income compared to the fourth quarter of 2025 was primarily driven by the taxable investment securities portfolio, which was $131.6 million larger on average, reflecting the deployment of deposit growth into short-term, available for sale U.S. Treasury securities. This growth, together with yield improvements, resulted in additional interest income of $1.2 million. The improvement in yields reflected these new investments, as well as reinvestment of cash flows into new securities with higher yields than those they replaced, despite a decline in overall market yields. As a result of lower interest-bearing deposit balances, and mix changes leading to an overall reduction in cost of funds, interest expense declined $723 thousand, also contributing to the increase in net interest income. Partially offsetting these factors, declining short term rates drove a $434 thousand decrease in interest earned on interest-bearing deposits in banks.
Compared to the first quarter of 2025, net interest income increased by $1.1 million primarily driven by growth within the taxable investment securities portfolio, which was $287.4 million higher on average. This growth, together with yield improvements, resulted in additional interest income of $2.9 million. As a result of lower interest-bearing deposit balances and a reduction in cost of funds, interest expense declined $298 thousand, also contributing to the increase in net interest income. Partially offsetting these factors, balance reductions and declining short term rates drove a $1.5 million decrease in interest earned on interest-bearing deposits in banks. In addition, income from the loan portfolio declined $589 thousand as a result of cyclical loan payoffs. Despite the increase in net interest income, the year-over-year net interest margin declined from 3.56% to 3.41%, reflecting the larger volume of average interest-earning assets and a decline in the overall yield on interest-earning assets, partially offset by a reduction in cost of funds from 0.25% to 0.15%.
Noninterest Income
Noninterest income for the first quarter of 2026 was $2.4 million, compared to $1.1 million in the fourth quarter of 2025 and $695 thousand for the first quarter of 2025. First quarter 2026 deposit placement services income, which is driven by the volume of One-Way Sell® deposits placed at other banks through the ICS® network and the rates paid by ICS® for those deposits, was $1.7 million, compared to $372 thousand in the fourth quarter of 2025 and $133 thousand in the first quarter of 2025.
Changes in One-Way Sell® deposits can occur in response to deposit seasonality, evolving balance sheet dynamics and available capital capacity. Deposit placement services income is also affected by changes in the rate paid by ICS® for One Way Sell® deposits, which typically adjusts in a manner parallel to federal fund rate adjustments.
Noninterest Expenses
Total noninterest expense for the first quarter of 2026 was $8.8 million, compared to $8.0 million in the fourth quarter of 2025 and $7.6 million in the first quarter of 2025. The increase in noninterest expense compared to the fourth quarter of 2025 was primarily attributable to increased professional services fees. Compared to the first quarter of 2025, higher salaries and an increase in the number of employees also contributed to the increase in noninterest expense.
Balance Sheet and Related Highlights
As of March 31, 2026:
•Total assets were $1.9 billion, compared to $1.8 billion as of December 31, 2025, and $1.7 billion as of March 31, 2025.
•Total deposits were $1.7 billion, compared to $1.6 billion as of December 31, 2025, and $1.6 billion as of March 31, 2025.
•Total ICS® One-Way Sell® deposits were $595.0 million, compared to $359.9 million as of December 31, 2025, and $93.2 million as of March 31, 2025.
•Interest-bearing reserves held at the Federal Reserve were $603.6 million, compared to $580.9 million as of December 31, 2025 and $620.3 million as of March 31, 2025.
•The loan-to-deposit ratio was 15.76% compared to 17.46% as of December 31, 2025, and 19.26% as of March 31, 2025.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from December 31, 2025 and March 31, 2025.

Liquidity
As of March 31, 2026, the Company’s liquidity ratio was 92.73%, compared to 91.86% at December 31, 2025 and 89.14% at March 31, 2025. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.6 billion, $1.5 billion and $1.4 billion, respectively, at March 31, 2026, December 31, 2025 and March 31, 2025.
Capital
As of March 31, 2026, the Company’s tangible common equity to tangible total assets ratio was 9.11%, compared to 9.67% at December 31, 2025 and 8.77% at March 31, 2025. The ratio, calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented.
The quarter-over-quarter decline in this ratio primarily reflects higher total assets in the first quarter of 2026 driven by political organization and other deposit growth, which was partially offset by an increase in stockholders’ equity. The year-over-year increase in this ratio reflects additional equity provided by a year of earnings, partially offset by an increase in total assets.
As of March 31, 2026, the Company reported a Tier 1 leverage ratio of 9.94%, a Tier 1 risk-based capital ratio of 47.63%, and a total risk-based capital ratio of 48.65%. As of December 31, 2025, the Company reported a Tier 1 leverage ratio of 10.28%, a Tier 1 risk-based capital ratio of 46.52% and a total risk-based capital ratio of 47.66%. As of March 31, 2025, the Company’s Tier 1 leverage ratio stood at 9.88%, the Tier 1 risk-based capital ratio at 40.24% and the total risk-based capital ratio at 41.43%. The quarter-over-quarter and year-over-year changes in the risk-based capital ratios reflect a decrease in risk-weighted assets and capital growth through retained earnings.
The quarter-over-quarter decrease in the Tier 1 leverage ratio is the result of asset growth caused by pre-election deposit inflows, partially offset by an increase in retained earnings. The year-over-year increase in the leverage ratio reflected an increase in total equity from retained earnings, partially offset by higher average assets.
Trust & Wealth Department
As of March 31, 2026, the Trust & Wealth Department oversaw total assets under administration (“AUA”), a measure encompassing both managed and custodial assets, of $711.7 million, which included $221.7 million in assets under management (“AUM”) and $490.1 million in assets under custody (“AUC”). This compares to $610.7 million in AUA as of December 31, 2025, which included $215.4 million in AUM and $395.3 million in AUC. As of March 31, 2025, AUA stood at $409.4 million, including $137.8 million in AUM and $271.6 million in AUC. The increases in AUA from both the prior quarter and prior year primarily reflect account growth and asset inflows. AUA are not captured on the consolidated balance sheets.
Trust and wealth management income, which has increased commensurately with AUM, was $434 thousand in the first quarter of 2026, compared to $416 thousand in the fourth quarter of 2025 and $270 thousand in the first quarter of 2025.

Political Organization Deposits
Historically, deposits from political organizations have typically increased in the periods leading up to federal elections, declined in the quarters around federal elections, and tended to rebuild gradually in the quarters following federal elections. Although the timing and magnitude of these flows have varied from cycle to cycle, such fluctuations are longstanding characteristics of the Company's deposit base. For additional information regarding political organization deposit activity during 2025, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Through the first quarter of 2026, political organization deposit balances have continued to increase. Political organization deposit inflows contributed to the $166.6 million year-over-year increase in total consolidated deposits and the $501.8 million year-over-year increase in One Way Sell® deposits as of March 31, 2026.
About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.
Investor Relations:
Hilary E. Albrecht
Corporate Secretary and Counsel
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-2005

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks or similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the effectiveness of our risk management and internal disclosure controls and procedures; (xviii) any failure or interruption of our information and technology systems, including any components provided by a third party; (xix) our ability to identify and address cybersecurity threats and breaches; (xx) our ability to keep pace with technological changes; (xxi) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxii) the incremental costs of operating as a public company; (xxiii) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxiv) the effect of our dual-class structure and the concentrated ownership of our

Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

Key Performance Indicators
Net income	$7,072	$5,344	$5,607
Return on average assets [1]	1.59%	1.27%	1.43%
Return on average risk-weighted assets [1,2]	7.66%	5.67%	5.74%
Return on average equity [1]	16.56%	12.74%	15.39%
Yield on average interest-earning assets [1,3]	3.54%	3.58%	3.79%
Cost of funds [1,4]	0.15%	0.35%	0.25%
Net interest margin [1,5]	3.41%	3.26%	3.56%
Efficiency ratio [6]	50.95%	54.49%	52.06%

Balance Sheet and Other Highlights
Total assets	$1,918,674	$1,750,399	$1,726,860
Interest-bearing reserves held at the Federal Reserve[7]	603,624	580,890	620,270
Total debt securities [8]	1,004,608	865,314	774,605
U.S. Treasury securities [8]	663,661	527,813	437,950
Total gross loans	273,498	274,759	302,002
Total deposits	1,735,023	1,573,280	1,568,392

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [9]	$594,950	$359,918	$93,189

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$711,731	$610,654	$409,389
Assets under management (AUM)	221,666	215,361	137,823
Assets under custody (AUC)	490,065	395,293	271,566

Liquidity and Asset Quality Metrics
Liquidity ratio [10]	92.73%	91.86%	89.14%
Loan-to-deposit ratio	15.76%	17.46%	19.26%
Non-performing assets to total assets	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.36%	1.49%	1.48%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.05%	0.05%	0.06%
1 Ratios are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheets.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s consolidated balance sheets. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s consolidated balance sheets.
10 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Capital Information [11]
Tangible common equity to tangible total assets ratio [12]	9.11%	9.67%	8.77%
Tier 1 capital	$179,800	$172,728	$158,098
Tier 1 leverage ratio	9.94%	10.28%	9.88%
Tier 1 risk-based capital ratio	47.63%	46.52%	40.24%
Total regulatory capital	$183,646	$176,952	$162,748
Total risk-based regulatory capital ratio	48.65%	47.66%	41.43%
Double leverage ratio [13]	96.71%	93.33%	91.41%

Chain Bridge Bancorp, Inc. Share Information
Number of shares outstanding	6,561,817	6,561,817	6,561,817
Class A number of shares outstanding	3,328,927	3,297,137	3,119,317
Class B number of shares outstanding	3,232,890	3,264,680	3,442,500
Book value per share	$26.65	$25.79	$23.09
Earnings per share, basic and diluted	$1.08	$0.81	$0.85

11 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
12 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any goodwill or other intangible assets for the periods presented.
13 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	March 31, 2026	December 31, 2025[14]	March 31, 2025
Assets
Cash and due from banks	$7,605	$4,882	$8,094
Interest-bearing deposits in other banks	604,222	581,748	621,123
Total cash and cash equivalents	611,827	586,630	629,217
Securities available for sale, at fair value	758,289	608,804	479,205
Securities held to maturity, at carrying value, net of allowance for credit losses of $113, $128, and $175 respectively (fair value of $234,817, $245,276 and $277,981, respectively)	246,319	256,510	295,400
Equity securities, at fair value	549	547	527
Restricted securities, at cost	3,627	3,383	3,023
Loans, net of allowance for credit losses of $3,732, $4,096 and $4,476, respectively	269,766	270,663	297,526
Premises and equipment, net of accumulated depreciation of $7,899, $7,755, and $7,405, respectively	13,837	13,229	11,156
Accrued interest receivable	10,065	7,108	6,416
Other assets	4,395	3,525	4,390
Total assets	$1,918,674	$1,750,399	$1,726,860
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$1,399,037	$1,254,695	$1,243,170
Savings, interest-bearing checking and money market accounts	326,893	309,352	313,969
Time, $250 and over	4,804	4,787	6,011
Other time	4,289	4,446	5,242
Total deposits	1,735,023	1,573,280	1,568,392
Accrued interest payable	42	32	61
Accrued expenses and other liabilities	8,734	7,868	6,902
Total liabilities	1,743,799	1,581,180	1,575,355
Commitments and contingencies
Stockholders’ equity
Preferred Stock:
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—
Class A Common Stock:
$0.01 par value, 20,000,000 shares authorized, 3,328,927, 3,297,137, and 3,119,317 shares issued and outstanding, respectively	33	33	31
Class B Common Stock:
$0.01 par value, 10,000,000 shares authorized, 3,232,890, 3,264,680, and 3,442,500 shares issued and outstanding, respectively	32	32	34
Additional paid-in capital	74,785	74,785	74,785
Retained earnings	104,950	97,878	83,248
Accumulated other comprehensive loss	(4,925)	(3,509)	(6,593)
Total stockholders’ equity	174,875	169,219	151,505
Total liabilities and stockholders’ equity	$1,918,674	$1,750,399	$1,726,860
14 Derived from audited financial statements.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest and dividend income
Interest and fees on loans	$3,000	$3,092	$3,589
Interest and dividends on securities, taxable	7,490	6,322	4,607
Interest on securities, tax-exempt	284	285	282
Interest on interest-bearing deposits in banks	4,770	5,204	6,263
Total interest and dividend income	15,544	14,903	14,741
Interest expense
Interest on deposits	595	1,318	893
Total interest expense	595	1,318	893
Net interest income	14,949	13,585	13,848
Recapture of credit losses
Recapture of loan credit losses	(364)	(14)	(38)
Recapture of securities credit losses	(15)	(5)	(27)
Total recapture of credit losses	(379)	(19)	(65)
Net interest income after recapture of credit losses	15,328	13,604	13,913
Noninterest income
Deposit placement services	1,651	372	133
Trust and wealth management	434	416	270
Service charges on accounts	301	280	240
Gain on sale of mortgage loans	—	5	13
Other income	32	37	39
Total noninterest income	2,418	1,110	695
Noninterest expenses
Salaries and employee benefits	4,798	4,685	4,408
Professional services	1,389	899	893
Data processing and communication expenses	805	759	666
State franchise taxes	353	338	351
Occupancy and equipment expenses	326	296	251
FDIC and regulatory assessments	242	222	228
Directors’ fees	231	164	146
Insurance expenses	169	152	149
Other operating expenses	535	492	479
Total noninterest expenses	8,848	8,007	7,571
Net income before taxes	8,898	6,707	7,037
Income tax expense	1,826	1,363	1,430
Net income	$7,072	$5,344	$5,607
Earnings per common share, basic and diluted - Class A and Class B	$1.08	$0.81	$0.85
Weighted average common shares outstanding, basic and diluted - Class A	3,313,644	3,230,889	3,088,810
Weighted average common shares outstanding, basic and diluted - Class B	3,248,173	3,330,928	3,473,007

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest, and Yields/Costs (unaudited)
	Three months ended
	March 31, 2026			December 31, 2025			March 31, 2025
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$520,219	$4,770	3.72%	$519,683	$5,204	3.97%	$566,675	$6,263	4.48%
Investment securities, taxable [15]	927,203	7,490	3.28%	795,621	6,322	3.15%	639,825	4,607	2.92%
Investment securities, tax-exempt [15]	57,633	284	2.00%	59,476	285	1.90%	62,235	282	1.84%
Loans	274,034	3,000	4.44%	278,694	3,092	4.40%	308,741	3,589	4.71%
Total interest-earning assets	1,779,089	$15,544	3.54%	1,653,474	$14,903	3.58%	1,577,476	$14,741	3.79%
Less allowance for credit losses	(4,219)			(4,243)			(4,715)
Noninterest-earning assets	30,230			26,908			19,097
Total assets	$1,805,100			$1,676,139			$1,591,858
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$257,181	$544	0.86%	$435,901	$1,265	1.15%	$325,018	$817	1.02%
Time deposits	9,277	51	2.23%	9,228	53	2.26%	11,438	76	2.69%
Short term borrowings[16]	—	—	—%	25	—	4.84%	—	—	—%
Total interest-bearing liabilities	266,458	$595	0.91%	445,154	$1,318	1.17%	336,456	$893	1.08%
Non-interest-bearing liabilities:						`
Demand deposits	1,357,226			1,056,754			1,100,966
Other liabilities	8,223			7,770			6,642
Total liabilities	1,631,907			1,509,678			1,444,064
Stockholders’ equity	173,193			166,461			147,794
Total liabilities and stockholders’ equity	$1,805,100			$1,676,139			$1,591,858
Net interest income		$14,949			$13,585			$13,848
Net interest margin			3.41%			3.26%			3.56%
15 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.
16 The yield for short term borrowings reflects interest expense incurred during the period. When the amount of interest expense was less than our rounding threshold, it is displayed as $0